WILEY

Third Quarter Fiscal 2016 Earnings Report

March 8, 2016

About Wiley

Wiley is a global provider of knowledge and knowledge-enabled services that improve outcomes in areas of research, professional practice and education. Through its Research segment, the Company provides digital and print scientific, technical, medical, and scholarly journals, reference works, books, database services, and advertising. The Professional Development segment provides digital and print books, online assessment and training services, and test prep and certification to professionals in business and finance, leadership, technology, architecture, psychology, education and other areas. In Education, Wiley provides education solutions including online program management services for higher education institutions and course management tools and content for instructors and students.

Safe Harbor Statement

This presentation contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company, and are subject to change based on many important factors. Such factors include, but are not limited to (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities and (x) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

Adjusted Results

The Company provides financial measures referred to as "adjusted" revenue, contribution to profit, and EPS, which exclude restructuring and impairment charges and deferred tax benefits related to a UK corporate income tax rate reduction. Variances to adjusted revenue, contribution to profit, and EPS are on a constant currency basis unless otherwise noted. Management believes the exclusion of such items provides additional information to facilitate the analysis of results. These non-GAAP measures are not intended to replace the financial results reported in accordance with GAAP.

Third Quarter Highlights

- **Revenue growth (+3%)** at constant currency and excluding transitional (non-cash) impact of shift to time-based journal subscriptions (-$29M)
  - Growth driven by solid operational performance from Journals (+5%), Research Books and References (+13%), Online Test Preparation (+69%), Custom Material (+20%), and Online Program Management (+13%)
- **Adjusted EPS growth (+6%)** at constant currency and excluding transitional (non-cash) impact of shift to time-based journal subscriptions (-$0.32) driven by revenue growth, cost reductions, and contribution from large backfile sale, partially offset by investment in ERP and related systems
- **Journal revenue growth (+5%)** at constant currency and excluding time-based shift driven by steady performance in Journal Subscriptions, a large backfile sale ($10M), and Author-Funded Access (+11%); CY16 subscription billings up approximately 1% with 79% of business closed

Performance Summary

(millions)	Q3 2016	Q3 2015	Change	Change (ex-FX)
Revenue	$436.4	$465.9	(6%)	(3%)
Adjusted Operating Income*	$53.3	$78.1	(32%)	(27%)
Adjusted Operating Margin	12.2%	16.8%		
Adjusted EPS*	$0.67	$0.99	(32%)	(26%)

- Transitional impact of shift to time-based subscriptions adverse to revenue by $29M, operating income by $25M, and adjusted EPS by $0.32. Note, full year non-cash impact now expected to be adverse to revenue by $37M and EPS by $0.40 (prior estimates of $35M and $0.35, respectively)
- Solid operational revenue growth in journals driven by large backfile sale to national consortium
- Double-digit growth in solutions businesses and certain areas of publishing (Research Books and References, Education Custom Material)
- Higher adjusted earnings on an operational basis driven by underlying revenue growth, restructuring savings, and margin contribution from the large backfile sale
- YTD revenue growth flat and adjusted EPS up 2%, excluding currency and shift to time-based subscriptions

** Adjusted to exclude restructuring charges and deferred tax benefits in FY16 and FY15*

Research

(millions)	Q3 2016	Q3 2015	% of Revenue	Change (ex-FX)
Journal Subscriptions	$122.9	$155.7	55%	(19%)
Author-Funded Access	$6.4	$6.1	3%	11%
Licensing, Reprints, Backfiles, and Other	$51.3	$44.1	23%	22%
Total Journal Revenue	**$180.7**	**$205.8**	**80%**	**(9%)**
Print Books	$24.8	$27.4	11%	(6%)
Digital Books	$16.1	$8.7	7%	84%
Licensing and Other	$3.1	$4.5	1%	(10%)
Total Books and References	**$44.0**	**$40.6**	**20%**	**13%**
TOTAL REVENUE	**$224.7**	**$246.5**	**100%**	**(5%)**
ADJUSTED CONTRIBUTION TO PROFIT (CTP)*	**$57.4**	**$72.2**		**(17%)**

**Transitional impact from time-based shift: $29M in journal subscription revenue and $25M of adjusted CTP*

- Journal Subscriptions revenue steady excluding FX and impact of shift to time-based subscriptions
- Society net loss of $4.8M in fiscal Q3; growth is modestly positive for CY16
- CY16 journal subscription billings up 1% with 79% of expected business closed
- Total journal revenue growth boosted by $10M backfile sale to national consortium
- Books and References growth driven by strong Digital Book sales, including a large national license
- Adjusted CTP on an operational basis rose 18% due to high margin contribution from large backfile sale, as well as restructuring savings
- Year-to-date revenue growth flat and adjusted CTP +2% -- both on an operational basis

** Adjusted to exclude restructuring charges in FY16 and FY15*

Professional Development

(millions)	Q3 2016	Q3 2015	% of Revenue	Change (ex-FX)
Print Books	$52.3	$56.1	51%	(5%)
Digital Books	$10.3	$11.2	10%	(6%)
Online Test Preparation and Certification	$6.8	$4.0	7%	69%
Other Knowledge Service Revenue	$7.8	$8.2	8%	(1%)
Total Knowledge Services	**$77.3**	**$79.5**	**75%**	**(1%)**
Assessment	$13.2	$12.9	13%	2%
Corporate Learning (CrossKnowledge)	$13.0	$16.2	13%	(5%)
Total Talent Solutions	**$26.1**	**$29.1**	**25%**	**(2%)**
TOTAL REVENUE	**$103.4**	**$108.6**	**100%**	**(1%)**
ADJUSTED CONTRIBUTION TO PROFIT (CTP)*	**$18.4**	**$12.9**		**47%**

- Unfavorable quarter comparison with prior year for Corporate Learning (three months reported vs. five months in prior year period) Operationally, segment revenue rose 4%.
- Year-to-date, Corporate Learning (CrossKnowledge) revenue up 30% at constant currency
- Online Test Preparation up 69% on strength of CPA, CFA, and CMA businesses
- Books down 5% due to planned portfolio adjustments and weak retail trends in EMEA and Asia
- Adjusted CTP up 47% due to continued efficiency gains and restructuring savings. Excluding extra two months of CrossKnowledge in prior year period, segment adjusted CTP rose 19%
- Year-to-date revenue growth +2% and adjusted CTP +89%

** Adjusted to exclude restructuring charges in FY16 and FY15*

Education

(millions)	Q3 2016	Q3 2015	% of Revenue	Change (ex-FX)
Print Textbooks	$31.1	$40.5	29%	(16%)
Digital Books	$11.0	$11.0	10%	2%
Total Books	**$42.1**	**$51.5**	**39%**	**(12%)**
Custom Material	$16.3	$13.6	15%	20%
Course Workflow (WileyPLUS)	$21.9	$20.8	20%	6%
Online Program Management (Deltak)	$26.1	$23.0	24%	13%
Other Education Revenue	$1.9	$1.8	2%	4%
TOTAL REVENUE	**$108.3**	**$110.9**	**100%**	**1%**
ADJUSTED CONTRIBUTION TO PROFIT (CTP)*	**$24.3**	**$27.7**		**(7%)**

- Growth in Custom Material (+20%), Online Program Management (+13%), and Course Workflow (+6%) offset a Print Textbook decline (-16%)
- Online Program Management finished the quarter with 222 programs under contract compared to 216 programs at the end of last quarter and 192 programs at the end of the prior year period
- Adjusted CTP decline reflects continued investment in building out programs in Online Program Management and lower Print Textbook revenue
- Year-to-date revenue performance down 3% and adjusted CTP down 16% reflecting the Print Textbook revenue decline and investment in Online Program Management

** Adjusted to exclude charges in FY16 and FY15*

WILEY

Adjusted Shared Services Costs

(millions spent)	Q3 2016*	Q3 2015*	Change (ex-FX)
Distribution and Operation Services	$20.9	$21.4	1%
Technology and Content Management	$66.8	$60.8	12%
Finance	$12.6	$13.0	0%
Other Administration	$30.9	$27.9	14%
Total	**$131.1**	**$123.0**	**9%**

- Technology spending (excluding Content Management) increased 17% in the quarter mainly due to $5M incremental investment in ERP and related systems and additional investment in technology infrastructure
- Higher Other Administration costs mainly due to higher legal provisions
- Outsourcing of book distribution operation to Cengage Learning on schedule; US distribution center to close in April

** Adjusted to exclude charges in FY16 and FY15*

Balance Sheet

Balance Sheet (millions)	As of 1/31/16	As of 1/31/15
Cash and Cash Equivalents	$535.9	$260.2
Short Term Debt	$150.0	$100.0
Long Term Debt	$814.7	$588.1
Net Debt	$428.8	$427.9
Net Debt to adjusted EBITDA (ttm)	1:1	1:0

- Existing revolving credit agreement amended; capacity increased to $1.1 billion and term extended by five years to March 2021
- Facility to be used for general corporate purposes, including seasonal operating cash requirements and strategic acquisitions

Cash Flow

Cash Flow (millions)	YTD 2016	YTD 2015
Net Income	**$111.6**	**$130.0**
Cash From Operations	**$116.6**	**$154.2**
Composition Spending	($28.6)	($26.9)
Capex	($69.1)	($47.3)
Free Cash Flow	**$18.9**	**$80.0**
Selected Uses of Cash:		
Acquisitions	($18.0)	($172.7)
Dividends	($52.6)	($51.5)
Share Repurchases	($59.7)	($62.0)

- Cash from Operations decline due to lower cash earnings and less favorable timing of cash collections
- Free Cash Flow impacted by investment in ERP and related system development, as well as HQ transformation
- FY16 capex expected to increase $35M over FY15
- Repurchased 347,961 shares this quarter at a cost of $15M, an average of $43.11 per share. Approximately 963K shares remain in the current authorization

Effectiveness and Efficiency Update

- Q3 restructuring charge of $13.7M related to previously announced cost savings initiatives:
  - Restructuring of books businesses
  - Outsourcing of US distribution operations to Cengage
  - Implementation of other shared services efficiency initiatives
- Approximate charge of $8M expected in Q4, primarily for real estate charges related to the winding down of our US distribution operations
- On track to realize $25M in run-rate savings by FY18; roughly half of that to be realized in FY17
- Savings mostly enabled by ERP and will come from Technology, Finance, and Distribution & Operations

FY16 Outlook Reaffirmed

Metric	Expectation
Operational Revenue Growth	Flat
Operational EPS Growth	Flat
Excludes non-performance items such as the time-based journal revenue shift and the impact of foreign exchange, as well as certain charges and credits	

- Guidance excludes FX and shift to time-based journal subscriptions
  - Revenue and EPS impact of shift to time-based journal subscriptions adverse to revenue by $37M and EPS by $0.40; YTD revenue and EPS impact of $29M and $0.32, respectively
  - Strong dollar vs. euro and British pound expected to adversely impact full-year reported results vs. FY15; unfavorable to YTD reported results by $57 million of revenue and $0.14 of EPS
- Excluding FX and journal shift, YTD revenue growth flat and EPS up 2%
- EPS guidance includes incremental expense impact of more than $0.15 for investment in ERP and related systems (as compared to FY15)

Summary

- **Solid quarter with revenue (+3%) and adjusted EPS (+6%) growth excluding currency and time-based journal shift**; positive operational results across key areas, including Journals, Research Books, Corporate Learning, Online Program Management, Custom Education Material, and Course Workflow
- **Effectiveness and Efficiency initiative showing good progress** in areas of book publishing, distribution, and other shared services functions
- **Credit facility capacity increased to $1.1B**; exceptional balance sheet
- **FY16 outlook reaffirmed**: flat revenue and flat adjusted EPS growth excluding adverse impact of currency and transition to time-based journal subscriptions. Guidance *includes* incremental ERP and related systems spend of more than $0.15/share

WILEY

Third Quarter Fiscal 2016 Earnings Report

March 8, 2016